As filed with the Securities and Exchange Commission on September 26, 2003

Registration No. 333-106829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Palm, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3575	94-3150688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	400 N. McCarthy Blvd. Milpitas, California 95035 (408) 503-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric A. Benhamou

Chief Executive Officer

Palm, Inc.

400 N. McCarthy Blvd.

Milpitas, California 95035

(408) 503-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq. Katharine A. Martin, Esq. Martin W. Korman, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Mary E. Doyle, Esq. Senior Vice President, General Counsel and Assistant Secretary Palm, Inc. 400 N. McCarthy Blvd. Milpitas, CA 95035 (408) 503-7000	David G. Pine, Esq. Vice President, General Counsel and Secretary Handspring, Inc. 189 Bernardo Avenue Mountain View, CA 94043 (650) 230-5000	Dennis R. DeBroeck, Esq. Robert A. Freedman, Esq. Douglas N. Cogen, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:    As soon as practicable following the effectiveness of this registration statement and upon consummation of the transaction described in the merger agreement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 6 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in Item 21 to Part II.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification Of Officers And Directors

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The certificate of incorporation and bylaws of Palm, both as amended, provide in effect that, subject to certain limited exceptions, Palm may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The directors and officers of Palm are insured under policies of insurance maintained by Palm, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, Palm has entered into contracts with certain of its directors and officers providing for indemnification of such persons by Palm to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 21.    Exhibits And Financial Statement Schedules

Exhibit Number	Description
2.1**	Agreement and Plan of Reorganization between the registrant, Peace Separation Corporation, Harmony Acquisition Corporation and Handspring, Inc., dated June 4, 2003 (included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

2.2(1)	Master Separation and Distribution Agreement between 3Com and the registrant, as amended.

Exhibit Number	Description
2.3(2)	General Assignment and Assumption Agreement between 3Com and the registrant, as amended.

2.4(2)	Master Technology Ownership and License Agreement between 3Com and the registrant.

2.5(2)	Master Patent Ownership and License Agreement between 3Com and the registrant.

2.6(2)	Master Trademark Ownership and License Agreement between 3Com and the registrant.

2.7(2)	Employee Matters Agreement between 3Com and the registrant.

2.8(2)	Tax Sharing Agreement between 3Com and the registrant.

2.9(2)	Master Transitional Services Agreement between 3Com and the registrant.

2.10(2)	Real Estate Matters Agreement between 3Com and the registrant.

2.11(2)	Master Confidential Disclosure Agreement between 3Com and the registrant.

2.12(2)	Indemnification and Insurance Matters Agreement between 3Com and the registrant.

2.13(1)	Form of Non-U.S. Plan.

2.14**	Amended and Restated Master Separation Agreement between the registrant and PalmSource, Inc.

2.15**	General Assignment and Assumption Agreement between the registrant and PalmSource, Inc.

2.16**	Amendment No. 1 to General Assignment and Assumption Agreement between the registrant and PalmSource, Inc.

2.17**	Amended and Restated Indemnification and Insurance Matters Agreement between the registrant and PalmSource, Inc.

2.18**	Amended and Restated Software License Agreement between the registrant and PalmSource, Inc.

2.19**	Amendment No. 1 to Amended and Restated Software License Agreement between the registrant and PalmSource, Inc.

2.20**	Amendment No. 2 to Amended and Restated Software License Agreement between the registrant and PalmSource, Inc.

2.21**	Elaine Software License and Services Agreement between the registrant and PalmSource, Inc.

2.22**	SDIO License Agreement between the registrant and PalmSource, Inc.

2.23**	Development Agreement between the registrant and PalmSource, Inc.

2.24**	Amended and Restated Tax Sharing Agreement between the registrant and PalmSource, Inc.

2.25**	Amended and Restated Intercompany Loan Agreement between the registrant and PalmSource Holding Company.

2.26**	Assignment and Assumption Agreement for the Amended and Restated Intercompany Loan Agreement between the registrant and PalmSource Holding Company and PalmSource, Inc.

2.27**	Master Technology Ownership and License Agreement between the registrant and PalmSource, Inc.

2.28**	Amendment No. 1 to Master Technology Ownership and License Agreement between the registrant and PalmSource, Inc.

2.29**	Master Confidential Disclosure Agreement between the registrant and PalmSource, Inc.

2.30**	Amendment No. 1 to Master Confidential Disclosure Agreement between the registrant and PalmSource, Inc.

Exhibit Number	Description
2.31**	Master Patent Ownership and License Agreement between the registrant and PalmSource, Inc.

2.32**	Strategic Collaboration Agreement between the registrant and PalmSource, Inc.

2.33**	Amendment No. 1 to Strategic Collaboration Agreement between the registrant and PalmSource, Inc.

2.34(3)	Xerox Litigation Agreement between the registrant and PalmSource, Inc., as amended.

2.35**	Employee Matters Agreement between the registrant and PalmSource, Inc.

2.36**	Letter Agreement regarding Cash Contributions between the registrant and PalmSource, Inc.

2.37**	Business Services Agreement between the registrant and PalmSource, Inc.

2.38**	Amended and Restated Operating Agreement of Palm Trademark Holding Company, LLC.

2.39**	Amended and Restated Trademark License Agreement between the registrant and Palm Trademark Holding Company, LLC.

2.40**	Loan Agreement between the registrant and Handspring, Inc., dated as of June 4, 2003.

3.1(7)	Amended and Restated Certificate of Incorporation.

3.2(8)	Amended and Restated Bylaws.

4.1	Reference is made to exhibits 3.1 and 3.2 hereof.

4.2(4)	Specimen Stock Certificate.

4.3(5)	Preferred Stock Rights Agreement between the registrant and Equiserve Trust Company, N.A. (formerly Fleet National Bank).

4.4(6)	5% Convertible Subordinated Note Due 2006, dated as of December 6, 2001.

4.5(3)	Letter Agreement regarding $50,000,000 5% Convertible Subordinated Note between the registrant and Texas Instruments Incorporated.

5.1**	Legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

8.1**	IRS Letter Ruling

8.2**	Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

8.3**	Tax opinion of Fenwick & West LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Auditors, with respect to Palm, Inc.

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to PalmSource, Inc.

23.3**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Be Incorporated.

23.4	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Handspring, Inc.

23.5**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibits 5.1 and 8.2).

23.6**	Consent of Fenwick & West LLP (included in exhibit 8.3).

23.7	Consent of Deloitte & Touche LLP, Independent Auditors, with respect to Palm, Inc.

Exhibit Number	Description
23.8	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Handspring, Inc.

24.1**	Power of Attorney (contained on signature page of this registration statement).

99.1**	Form of proxy for the registrant.

99.2**	Form of proxy for Handspring, Inc.

99.3**	Consent of Morgan Stanley & Co. Incorporated, financial advisor to the registrant.

99.4**	Consent of Credit Suisse First Boston LLC, financial advisor to Handspring, Inc.

99.5**	Consent of L. John Doerr to be named as a director of the registrant.

99.6**	Consent of Donna L. Dubinsky to be named as a director of the registrant.

99.7**	Consent of Bruce W. Dunlevie to be named as a director of the registrant.

99.8**	Complaint of Kathleen Goldhirsch vs. Handspring, Inc., the registrant and certain other parties, filed in the Court of Chancery in the State of Delaware in and for New Castle County on June 17, 2003.

99.9**	Complaint of Varant Majarian vs. Handspring, Inc., the registrant and certain other parties, filed in the Court of Chancery in the State of Delaware in and for New Castle County on June 17, 2003.

**	Previously filed.
(1)	Incorporated by reference from the registrant’s registration statement on Form S-1 (No. 333-92657) filed with the Commission on December 13, 1999, as amended.
(2)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 10, 2000.
(3)	Incorporated by reference from the registrant’s Annual Report on Form 10-K/A filed with the Commission on September 26, 2003.
(4)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 14, 2003.
(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2000.
(6)	Incorporated by reference from the registrant’s Form 10-Q/A filed with the Commission on April 17, 2002.
(7)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 11, 2002.
(8)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 15, 2001, as amended.

Item 22.    Undertakings

The undersigned registrant hereby undertakes:

(1)	that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)

that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3)	that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4)	to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(5)	to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on September 26, 2003.

PALM, INC.

By:	/s/ JUDY BRUNER

Judy Bruner Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Benhamou	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ JUDY BRUNER Judy Bruner	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2003

* R. Todd Bradley	Director

* Gordon A. Campbell	Director

* Gareth C.C. Chang	Director

* Jean-Jacques Damlamian	Director

* Michael Homer	Director

* David C. Nagel	Director

* Susan G. Swenson	Director

*By:	/s/ JUDY BRUNER Judy Bruner Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
2.1**	Agreement and Plan of Reorganization between the registrant, Peace Separation Corporation, Harmony Acquisition Corporation and Handspring, Inc., dated June 4, 2003 (included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

2.2(1)	Master Separation and Distribution Agreement between 3Com and the registrant, as amended.

2.3(2)	General Assignment and Assumption Agreement between 3Com and the registrant, as amended.

2.4(2)	Master Technology Ownership and License Agreement between 3Com and the registrant.

2.5(2)	Master Patent Ownership and License Agreement between 3Com and the registrant.

2.6(2)	Master Trademark Ownership and License Agreement between 3Com and the registrant.

2.7(2)	Employee Matters Agreement between 3Com and the registrant.

2.8(2)	Tax Sharing Agreement between 3Com and the registrant.

2.9(2)	Master Transitional Services Agreement between 3Com and the registrant.

2.10(2)	Real Estate Matters Agreement between 3Com and the registrant.

2.11(2)	Master Confidential Disclosure Agreement between 3Com and the registrant.

2.12(2)	Indemnification and Insurance Matters Agreement between 3Com and the registrant.

2.13(1)	Form of Non-U.S. Plan.

2.14**	Amended and Restated Master Separation Agreement between the registrant and PalmSource, Inc.

2.15**	General Assignment and Assumption Agreement between the registrant and PalmSource, Inc.

2.16**	Amendment No. 1 to General Assignment and Assumption Agreement between the registrant and PalmSource, Inc.

2.17**	Amended and Restated Indemnification and Insurance Matters Agreement between the registrant and PalmSource, Inc.

2.18**	Amended and Restated Software License Agreement between the registrant and PalmSource, Inc.

2.19**	Amendment No. 1 to Amended and Restated Software License Agreement between the registrant and PalmSource, Inc.

2.20**	Amendment No. 2 to Amended and Restated Software License Agreement between the registrant and PalmSource, Inc.

2.21**	Elaine Software License and Services Agreement between the registrant and PalmSource, Inc.

2.22**	SDIO License Agreement between the registrant and PalmSource, Inc.

2.23**	Development Agreement between the registrant and PalmSource, Inc.

2.24**	Amended and Restated Tax Sharing Agreement between the registrant and PalmSource, Inc.

2.25**	Amended and Restated Intercompany Loan Agreement between the registrant and PalmSource Holding Company.

2.26**	Assignment and Assumption Agreement for the Amended and Restated Intercompany Loan Agreement between the registrant and PalmSource Holding Company and PalmSource, Inc.

2.27**	Master Technology Ownership and License Agreement between the registrant and PalmSource, Inc.

2.28**	Amendment No. 1 to Master Technology Ownership and License Agreement between the registrant and PalmSource, Inc.

Exhibit Number	Description
2.29**	Master Confidential Disclosure Agreement between the registrant and PalmSource, Inc.

2.30**	Amendment No. 1 to Master Confidential Disclosure Agreement between the registrant and PalmSource, Inc.

2.31**	Master Patent Ownership and License Agreement between the registrant and PalmSource, Inc.

2.32**	Strategic Collaboration Agreement between the registrant and PalmSource, Inc.

2.33**	Amendment No. 1 to Strategic Collaboration Agreement between the registrant and PalmSource, Inc.

2.34(3)	Xerox Litigation Agreement between the registrant and PalmSource, Inc., as amended.

2.35**	Employee Matters Agreement between the registrant and PalmSource, Inc.

2.36**	Letter Agreement regarding Cash Contributions between the registrant and PalmSource, Inc.

2.37**	Business Services Agreement between the registrant and PalmSource, Inc.

2.38**	Amended and Restated Operating Agreement of Palm Trademark Holding Company, LLC.

2.39**	Amended and Restated Trademark License Agreement between the registrant and Palm Trademark Holding Company, LLC.

2.40**	Loan Agreement between the registrant and Handspring, Inc., dated as of June 4, 2003.

3.1(7)	Amended and Restated Certificate of Incorporation.

3.2(8)	Amended and Restated Bylaws.

4.1	Reference is made to exhibits 3.1 and 3.2 hereof.

4.2(4)	Specimen Stock Certificate.

4.3(5)	Preferred Stock Rights Agreement between the registrant and Equiserve Trust Company, N.A. (formerly Fleet National Bank).

4.4(6)	5% Convertible Subordinated Note Due 2006, dated as of December 6, 2001.

4.5(3)	Letter Agreement regarding $50,000,000 5% Convertible Subordinated Note between the registrant and Texas Instruments Incorporated.

5.1**	Legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

8.1**	IRS Letter Ruling

8.2**	Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

8.3**	Tax opinion of Fenwick & West LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Auditors, with respect to Palm, Inc.

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to PalmSource, Inc.

23.3**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Be Incorporated.

23.4	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Handspring, Inc.

23.5**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibits 5.1 and 8.2).

23.6**	Consent of Fenwick & West LLP (included in exhibit 8.3).

Exhibit Number	Description
23.7	Consent of Deloitte & Touche LLP, Independent Auditors, with respect to Palm, Inc.

23.8	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Handspring, Inc.

24.1**	Power of Attorney (contained on signature page of this registration statement).

99.1**	Form of proxy for the registrant.

99.2**	Form of proxy for Handspring, Inc.

99.3**	Consent of Morgan Stanley & Co. Incorporated, financial advisor to the registrant.

99.4**	Consent of Credit Suisse First Boston LLC, financial advisor to Handspring, Inc.

99.5**	Consent of L. John Doerr to be named as a director of the registrant.

99.6**	Consent of Donna L. Dubinsky to be named as a director of the registrant.

99.7**	Consent of Bruce W. Dunlevie to be named as a director of the registrant.

99.8**	Complaint of Kathleen Goldhirsch vs. Handspring, Inc., the registrant and certain other parties, filed in the Court of Chancery in the State of Delaware in and for New Castle County on June 17, 2003.

99.9**	Complaint of Varant Majarian vs. Handspring, Inc., the registrant and certain other parties, filed in the Court of Chancery in the State of Delaware in and for New Castle County on June 17, 2003.

**	Previously filed.
(1)	Incorporated by reference from the registrant’s registration statement on Form S-1 (No. 333-92657) filed with the Commission on December 13, 1999, as amended.
(2)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 10, 2000.
(3)	Incorporated by reference from the registrant’s Annual Report on Form 10-K/A filed with the Commission on September 26, 2003.
(4)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 14, 2003.
(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2000.
(6)	Incorporated by reference from the registrant’s Form 10-Q/A filed with the Commission on April 17, 2002.
(7)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 11, 2002.
(8)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 15, 2001, as amended.